NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. ANNOUNCES
APPOINTMENT OF LAURIE L. DOTTER TO ITS BOARD OF DIRECTORS
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AUSTIN, TX, August 12, 2021 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced the appointment of Laurie L. Dotter to its Board of Directors (“Board”). Ms. Dotter will serve as an independent Class I director, effective immediately.

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, stated, “We are pleased to welcome Laurie L. Dotter to our Board. Ms. Dotter has more than 30 years of experience in the real estate investment industry, including as Founding Partner of a suite of real estate investment vehicles with a multi-billion dollar capitalization, as well as her public company board experience as Chair of the Audit Committee of Parkway Properties, Inc., a real estate investment trust. Ms. Dotter’s appointment further demonstrates our Board’s commitment to increasing Board diversity, and we look forward to benefitting from her perspective.”

Laurie L. Dotter Appointed to Stratus Board
Ms. Dotter’s appointment fulfills Stratus’ commitment to increase the size of the Board and to appoint Ms. Dotter as a new director after shareholders approved the related Board-recommended advisory shareholder proposal at the Company’s 2021 annual meeting of shareholders. The terms of Stratus’ Class I directors extend to the 2023 annual meeting of shareholders. Ms. Dotter will serve as a member of the Audit and the Compensation Committee of the Board. Following the appointment of Ms. Dotter, Stratus’ Board comprises eight members, including seven independent directors.

Ms. Dotter stated, “I am very excited to join Stratus’ Board and look forward to working with Stratus’ management team and other directors. For years, I have engaged with real estate investors and am happy to provide guidance to Stratus about successful real estate investment and development strategies.”

About Laurie L. Dotter

Laurie L. Dotter, age 60, serves as an investment advisory board member at Employee Retirement System of Texas, since 2019, and the Comptrollers Investment Advisory Board for Texas Treasury Safekeeping Trust Company, since 2009. Ms. Dotter is a member of the Board of Directors of Lifespace Communities, Inc., a not-for-profit organization that owns and operates senior living communities, and its predecessor since 2018. She serves on the governing board of Dottid, a SaaS technology company in the commercial real estate management sector. From 2010 to 2016, she was President of Transwestern Investment Group, and then President of Transwestern Corporate Properties and founding partner of Corporate Properties Trust I, II and III, large scale commercial real estate investment vehicles with combined capitalization exceeding $2 billion, from 2016 to 2017. She was a member of the Board of Directors of Parkway Properties, Inc. (“Parkway”), a national commercial real estate investment trust, from 2010 to 2016, the Chair of Parkway’s Audit Committee and a member of its Compensation Committee. Ms. Dotter served as the Vice Chairman of the PREA Plan Sponsor Council at the Pension Real Estate Association, from 2008 until 2010. She also served as an executive investment officer at Hunt Realty Investments, from 1998 until 2010. Prior to joining Hunt, she served as director of Real Estate Investments at the Teacher Retirement System of Texas, from 1993 to 1998, and as a director of Financial Consulting Services at PricewaterhouseCoopers, from 1989 to 1993.

Ms. Dotter received her Bachelor of Business Administration, Accounting from Texas A&M University and holds a CPA license in the State of Texas.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, and sale of commercial, and multi-family and single-family residential real estate properties, real estate leasing, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas.

Forward-Looking Statements

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to continue to effectively develop and execute its strategies, the impact of the COVID-19 pandemic on its business and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

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A copy of this release is available on Stratus' website, stratusproperties.com.

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